UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2011

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania	15650-0231

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 21, 2011, Kennametal Inc. (the “Company”) and Kennametal Europe GmbH, a Switzerland limited liability company and wholly-owned foreign subsidiary of the Company (“Kennametal Europe”) entered into that certain Amendment No. 1 to the Third Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A. (as Administrative Agent, Issuing Lender and Swingline Lender), Bank of America N.A., London Branch (as Euro Swingline Lender) and the Several Lenders from time to time parties thereto. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Amendment amends the Company’s $500 million five-year Third Amended and Restated Credit Agreement dated as of June 25, 2010 (the “Credit Agreement”) among the Company, Kennametal Europe, Bank of America, N.A., London Branch (as Euro Swingline Lender), PNC Bank, National Association and JPMorgan Chase Bank, N.A. (as Co-Syndication Agents), Citizens Bank of Pennsylvania and Bank of Tokyo-Mitsubishi UFJ Trust Company (as Co-Documentation Agents), Bank of America, N.A. (as the Administrative Agent), and the other lending institutions identified in such Credit Agreement, which was set to expire June 25, 2015.

The Amendment amends the Credit Agreement by increasing the Company’s total borrowing capacity from $500 million to $600 million, by increasing the sublimit for loans to foreign borrowers from $150 million to $250 million, by permitting the maximum borrowing capacity under the Credit Agreement to be increased up to $850 million at the Company’s request (if the existing lenders agree to increase their commitments or if the Company adds additional lenders), by extending the term of the Credit Agreement to October 21, 2016, and by making other conforming changes to the Credit Agreement to reflect these amendments. The Amendment also provides for the substitution of a new Pricing Grid, which sets forth the specified facilities fees which the Company has agreed to pay, and updated Schedules to the Credit Agreement. Except as expressly provided in the Amendment, all of the terms, conditions and provisions of the Credit Agreement and other Loan Documents remain unchanged.

In addition to the Amendment, the Company and certain of its subsidiaries have and in the future may from time to time engage in ordinary course banking and financial activities with some of the lenders party to the Amendment (or their affiliates) and pay fees to such persons. Similarly, as described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011, the Company and certain of its subsidiaries have in the past entered and may enter into foreign currency and interest rate hedging arrangements with counterparties. Existing counterparties include and future counterparties may include one or more of the lenders party to the Amendment (or their affiliates).

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

The Amendment is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amendment are made solely for purposes of the Amendment and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Amendment, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.02 Results of Operations and Financial Condition

On October 27, 2011, Kennametal Inc. (Kennametal or the Company) issued an earnings announcement for its fiscal first quarter ended September 30, 2011.

The press release contains certain non-generally accepted accounting principles (GAAP) financial measures. The following GAAP financial measures have been presented on an adjusted basis: gross profit, operating expense, operating income, Industrial operating income and margin, Infrastructure operating income and margin, net income and diluted earnings per share. Adjustments include restructuring and related charges for the three months ended September 30, 2010 and September 30, 2008. Management adjusts for these items in measuring and compensating internal performance and to more readily compare the Company’s financial performance period-to-period The press release also contains free operating cash flow and adjusted return on invested capital (ROIC), which are both non-GAAP measures and are defined below.

Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Free Operating Cash Flow

Free operating cash flow is a non-GAAP financial measure and is defined by the Company as cash provided by operations (which is the most directly comparable GAAP measure) less capital expenditures plus proceeds from disposals of fixed assets. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for dividends, debt repayment, strategic initiatives (such as acquisitions), and other investing and financing activities.

Adjusted Return on Invested Capital

Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined by the Company as the previous 12 months’ net income, adjusted for interest expense, noncontrolling interest expense and special items, divided by the sum of the previous five quarters average balances of debt and total equity. The most directly comparable GAAP measure is return on invested capital calculated utilizing GAAP net income. Management believes that this financial measure provides additional insight into the underlying capital structure and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.

A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.

Additionally, during our quarterly earnings teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Debt to Capital

Debt to Capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by the sum of total equity plus total debt. The most directly comparable GAAP measure is debt to equity, which is defined as total debt divided by total equity. Management believes that Debt to Capital provides additional insight into the underlying capital structure and performance of the Company.

DEBT TO CAPITAL (UNAUDITED) (in thousands, except percents)	September 30, 2011	June 30, 2011

Total debt	$312,721	$312,882
Total equity	1,588,745	1,658,641

Debt to equity, GAAP	19.7%	18.9%

Total debt	$312,721	$312,882
Total equity	1,588,745	1,658,641

Total capital	$1,901,466	$1,971,523

Debt to capital	16.4%	15.9%

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 with respect to the Amendment is hereby incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareowners on October 25, 2011, our shareowners voted on the election of four directors, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012, the reapproval of the Kennametal Inc. Management Performance Bonus Plan, advisory vote on executive compensation and advisory vote on frequency of advisory vote on executive compensation. Of the 73,717,722 shares present in person or by proxy, the following is the number of shares voted in favor of, abstained or voted against each matter and the number of shares having authority to vote on each matter but withheld.

I.	With respect to the votes cast for the re-election of four directors with the terms to expire in 2013 and 2014, respectively:

	For	Against	Withheld		Broker Non-Votes
William J. Harvey (for a term to expire in 2013)	66,930,200	2,958,607		-	3,828,915
Philip A. Dur (for a term to expire in 2014)	66,820,217	3,068,590		-	3,828,915
Timothy R. McLevish (for a term to expire in 2014)	66,923,260	2,965,547		-	3,828,915
Steven H. Wunning (for a term to expire in 2014)	63,998,824	5,889,983		-	3,828,915

The following other directors’ terms of office continued after the meeting: Carlos M. Cardoso, Ronald M. DeFeo, William R. Newlin, Lawrence W. Stranghoener and Larry D. Yost.

II.	With respect to the ratification of the selection of the firm PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

	For	Against	Abstained		Broker Non-Votes
PricewaterhouseCoopers LLP	71,871,032	1,792,351	54,	338	-

III.	With respect to the reapproval of the Kennametal Inc. Management Performance Bonus Plan:

	For	Against	Abstained		Broker Non-Votes
Kennametal Inc. Management Performance Bonus Plan	66,984,795	2,830,972	73,	039	3,828,916

IV.	With respect to the advisory vote on executive compensation:

	For	Against	Abstained		Broker Non-Votes
Executive compensation	66,263,639	3,386,879	238,	288	3,828,916

V.	With respect to the advisory vote on frequency of advisory vote on executive compensation:

	1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
Frequency of advisory vote on executive compensation	63,389,368	666,295	5,459,546	373,597	3,828,916

In light of the shareowner vote at the Annual Meeting on Proposal V as reported above, the Company’s Board of Directors has determined that the Company will include a non-binding, advisory vote in its proxy materials for its annual meeting of shareowners to approve the compensation of its named executive officers as disclosed in such proxy materials every year until the next required vote on the frequency of shareowner votes on the compensation of the Company’s named executive officers.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 1, dated as of October 21, 2011, to the Third Amended and Restated Credit Agreement by and among Kennametal Inc., Kennametal Europe GmbH, Bank of America, N.A., Bank of America N.A., London Branch, PNC Bank, National Association, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citizens Bank of Pennsylvania, Mizuho Corporate Bank, Ltd., HSBC Bank USA, N.A., U.S. Bank National Association, Comerica Bank, Commerzbank AG, New York and Grand Cayman Branches, The Huntington National Bank, First Commonwealth Bank and Intesa Sanpaolo S.P.A.

99.1 Fiscal 2012 First Quarter Earnings Announcement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: October 27, 2011	By:	/s/ Martha A. Bailey
Martha A. Bailey
Vice President Finance and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of October 21, 2011, to the Third Amended and Restated Credit Agreement by and among Kennametal Inc., Kennametal Europe GmbH, Bank of America, N.A., Bank of America N.A., London Branch, PNC Bank, National Association, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citizens Bank of Pennsylvania, Mizuho Corporate Bank, Ltd., HSBC Bank USA, N.A., U.S. Bank National Association, Comerica Bank, Commerzbank AG, New York and Grand Cayman Branches, The Huntington National Bank, First Commonwealth Bank and Intesa Sanpaolo S.P.A.

99.1	Fiscal 2012 First Quarter Earnings Announcement